                                                                   EXHIBIT 10.41




                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

------------------------------------

IN RE:                                       CHAPTER 11

MONTGOMERY WARD HOLDING
CORP., ET AL.,                               CASE NO. 97-1409 (PJW)

          DEBTORS.
                                             JOINTLY ADMINISTERED

------------------------------------


           STIPULATION BETWEEN MONTGOMERY WARD & CO., INCORPORATED AND
          VALUEVISION INTERNATIONAL, INC. REGARDING THE ASSUMPTION AND
           MODIFICATION OF EXECUTORY CONTRACTS AND RELATED AGREEMENTS



     This Stipulation is made as of November 1, 1997, by and among Montgomery Ward & Co., Incorporated, an Illinois corporation as debtor and debtor-in-possession ("Montgomery Ward"), Montgomery Ward Direct, L.P., a Delaware limited partnership ("MWD"), ValueVision International, Inc., a Minnesota corporation ("ValueVision") and ValueVision Direct Marketing Company, Inc., a Minnesota corporation ("VVDM").

                                 R E C I T A L S

A. The Parties. Montgomery Ward and certain affiliated entities including MWD filed for Chapter 11 reorganization in the Bankruptcy Court for the District of Delaware on July 7, 1997 (the "Petition Date"). Montgomery Ward and those affiliates are currently operating their businesses as debtors-in-possession pursuant to 11 U.S.C. Section 1107. ValueVision is headquartered in Eden Prairie, Minnesota and operates a television home shopping network serving 40 states. ValueVision is the owner of 100% of the stock of VVDM. VVDM purchased the MWD catalog business in July 1996 by purchasing substantially all of the assets of MWD, pursuant to that certain Asset Purchase Agreement, dated July 26, 1996 (the "Asset Purchase Agreement").

B. The Prepetition Contracts. In addition to the Asset Purchase Agreement between their wholly owned subsidiaries, Montgomery Ward and ValueVision are each parties to the following prepetition agreements and contracts (together, the "Prepetition Contracts"):

               (i)     Restructuring Agreement, dated as of July 27, 1996;

               (ii) Amended and Restated Operating Agreement, dated as of July 27, 1996, between Montgomery Ward and ValueVision ("Operating Agreement");

               (iii) Amended and Restated Servicemark License Agreement, dated as of July 26, 1996, by and between Montgomery Ward and ValueVision ("Servicemark Agreement");

               (iv) Credit Card License and Receivables Sale Agreement, dated March 13, 1995, by and between Montgomery Ward and ValueVision as amended by that certain Letter Agreement dated September 27, 1996 ("Credit Card Agreement");

               (v) That certain Pledge Agreement, dated as of July 27, 1996, by and between Montgomery Ward as debtor and ValueVision as secured party granting a security interest to ValueVision in warrants of Montgomery Ward to purchase 1,642,143 shares of common stock of ValueVision for one cent per share;

               (vi) That certain Amended and Restated Warrant Agreement dated as of September 28, 1996 by and among ValueVision, Montgomery Ward and Montgomery Ward Direct, L.P.;

               (vii) That certain Second Amended and Restated Registration Rights Agreement dated as of July 27, 1996 by and among ValueVision, Montgomery Ward and Merchant Advisors Limited Partnership;

               (viii) Warrant Certificate, dated September 24, 1996, to MWD for 1,484,993 shares of common stock of ValueVision;

               (ix) Warrant Certificate, dated September 24, 1996, to Montgomery Ward for 1,484,467 shares of common stock of ValueVision;

               (x) Warrant Certificate, dated September 24, 1996, to Montgomery Ward for 2,200,000 shares of common stock of ValueVision;

               (xi) Assignment by MWD to Montgomery Ward of warrant certificate for 1,484,993; and

               (vii)   Related and incidental agreements and delivery items.

True copies of the Prepetition Contracts are available from the Debtor to any party upon request.

C. The Initial T.V. Agreements. The Prepetition Contracts evidence two related transactions between ValueVision and Montgomery Ward. The first was the formation of a strategic relationship between ValueVision and Montgomery Ward in 1995 relating to ValueVision's television home shopping business (the "T.V. Agreements"). Under earlier versions of these T.V. Agreements, entered into in March 1995, ValueVision was granted exclusive rights to use certain Montgomery Ward servicemarks and Montgomery Ward's private label credit card in the field of television home shopping. These T.V. Agreements also required Montgomery Ward to purchase television advertising time over a period of years from ValueVision at agreed upon rates. In consideration of Montgomery Ward's various undertakings in the T.V. Agreements, ValueVision issued 1,280,000 shares of unregistered ValueVision common stock (the "Purchased Shares") and a total of 25,000,000 warrants to Montgomery Ward, the latter being subject to various restrictions and prices (the "Original Warrants").

D. The Asset Purchase Agreement and Restructure of the T.V. Agreements in 1996. In July 1996, ValueVision and Montgomery Ward amended and restated the T.V. Agreements, redefining their strategic relationship. At that time, Montgomery Ward also caused its affiliate MWD to sell substantially all of its assets to VVDM, a subsidiary of ValueVision. MWD had in the past operated the catalog marketing business relating to Montgomery Ward's retail business. In connection with the sale of MWD's assets, Montgomery Ward granted to ValueVision and VVDM an exclusive right to use the Montgomery Ward servicemark and the Montgomery Ward Direct servicemark in its newly acquired direct mail business. In addition, ValueVision and VVDM acquired the right to solicit retail sales by mail from the millions of holders of the Montgomery Ward private label credit cards who were permitted to purchase VVDM merchandise with their cards. Since July 1996, VVDM has been preparing and mailing "Montgomery Ward Direct" catalogs and solicitation materials for VVDM merchandise to Montgomery Ward credit card holders. In connection with the restructuring of the relationship in 1996, the Original Warrants were canceled in exchange for 5,169,455 one cent warrants and Montgomery Ward retained the Purchased Stock.

E. Montgomery Ward Stock in ValueVision. As of the date of this Stipulation, Montgomery Ward still owns the Purchased Shares, (i.e. 1,280,000 shares of common stock of ValueVision) and is also the holder of warrant certificates for 3,842,134 shares of ValueVision common stock at a price of one cent per share (the "New Warrants"). The balance of the warrants that were held by Montgomery Ward have been assigned and exercised and are not the subject of this Stipulation. Under the terms of the Pledge Agreement, 1,642,143 of the New Warrants have been pledged to ValueVision to secure performance of Montgomery Ward's obligation to purchase advertising under the terms of the Operating Agreement.

F. The Advertising Commitment. Under the terms of the Operating Agreement, Montgomery Ward has agreed to purchase $20,000,000 worth of advertising time from ValueVision to be placed with television stations and cable operators with whom ValueVision has contractual agreements to purchase advertising time. As of the petition date, Montgomery Ward had previously purchased and paid for $2,421,542.31 of advertising time in the ordinary course of business pursuant to its commitment and then owed ValueVision $1,022,975.73 for prepetition advertising time that it had used but had not yet paid for. This latter prepetition debt has not been paid. Following the petition date, Montgomery Ward has continued to use advertising provided by ValueVision pursuant to the Operating Agreement and is currently indebted to ValueVision in the approximate amount of $622,000 for post-petition advertising actually used through September 30, 1997.

G. The Credit Card Relationship. The Operating Agreement and the Credit Card Agreement each provide that ValueVision is authorized to offer the Montgomery Ward private label credit card to its customers as a means for the payment of ValueVision merchandise in its home television shopping business and VVDM merchandise purchased in the catalog business. Pursuant to the Credit Card Agreement, ValueVision is an "authorized licensee" under the terms of that certain Credit Card Agreement between the Debtor and Monogram Credit Card Bank of Georgia ("Monogram"), dated April 1, 1996 (the "Monogram Agreement"). Under the terms of the Credit Card Agreement and the Monogram Agreement, ValueVision and VVDM have continued since April 1, 1996, to sell their merchandise and accept payment with the Montgomery Ward private label credit card. The Credit Card Agreement provides for daily payments to ValueVision from Montgomery Ward based upon evidence of credit card charges for the daily period ending three days before each settlement date. As a consequence of this delay in settlement and the mechanics of the relationship, Montgomery Ward retained possession of certain settlements relating to the period immediately preceding the Petition Date that it received from Monogram attributable to ValueVision sales in the aggregate amount of $358,569.61 (the "Retained Settlements"). Under the terms of the Monogram Agreement, Montgomery Ward is required to pay the Retained Settlements to ValueVision as "authorized licensee." The Retained Settlements have not been paid. During the post-petition period prior to the date of this Stipulation, ValueVision has continued to offer the Montgomery Ward private label credit card as a means for payment of merchandise purchased in its television home shopping business and its direct mail catalog business, and Montgomery Ward has been making settlements in accordance with the Credit Card Agreement and the Monogram Agreement in the ordinary course of business.

H. Credit Card Applications. ValueVision is entitled to payments of $15.00 each for Montgomery Ward credit card approved applications that are obtained by ValueVision and VVDM. As of the petition date, ValueVision and VVDM were owed $732,340.00 for approved credit card applications. ValueVision also has a related agreement with Signature Financial/Marketing Inc., a Delaware corporation that is an affiliate of Montgomery Ward that is not in bankruptcy reorganization proceedings. The agreement with Signature is not affected by this Stipulation.

I. Uncertain Effect of Bankruptcy Rejection. The parties acknowledge uncertainty and litigation risks about the extent to which the Debtor is authorized under 11 U.S.C. Section 365 to reject the Prepetition

     Contracts as "executory contracts." The parties further acknowledge uncertainty and litigation risks about the legal effect of the attempted rejection of the Prepetition Contracts pursuant to 11 U.S.C. Section 365, especially upon the continuing rights of ValueVision and VVDM to the exclusive use of the Montgomery Ward mark and Montgomery Ward Direct mark in connection with the direct mail catalog business.

J. Desire of Montgomery Ward to Recover Servicemark Rights. As part of its bankruptcy reorganization, Montgomery Ward has made a business determination that it needs to control its marketing image with its customers, especially the millions of Montgomery Ward private label credit card holders. It has also determined that ValueVision's and VVDM's future rights to use the Montgomery Ward and Montgomery Ward Direct servicemarks in the direct mail business will interfere with Montgomery Ward's marketing efforts. Montgomery Ward has further concluded that repeated solicitations by VVDM to Montgomery Ward credit card holders using the Montgomery Ward or Montgomery Ward Direct name will make them less receptive to Montgomery Ward's own marketing efforts. For these and other reasons, Montgomery Ward has concluded that it is in the best interests of the bankruptcy estate for it to reach an agreement with ValueVision and VVDM for ValueVision and VVDM to phase out their use of the Montgomery Ward servicemark, the Montgomery Ward Direct servicemark and the Montgomery Ward credit card in connection with the direct mail catalog business.

K. ValueVision and VVDM Dependent Upon Servicemark Rights. Montgomery Ward acknowledges that it received substantial consideration in 1996 for selling its catalog business to VVDM, and that VVDM has made very substantial investments in the development and expansion of that business in reliance upon its ability to use the Montgomery Ward servicemark and the Montgomery Ward Direct servicemark in accordance with the Prepetition Contracts. Montgomery Ward further acknowledges that ValueVision's agreement to phase out use of the Montgomery Ward servicemark, the Montgomery Ward Direct servicemark and the Montgomery Ward credit card in connection with the VVDM direct catalog business will have very substantial adverse economic affect on VVDM.

L. Assumption and Amendment. Montgomery Ward and ValueVision desire to retain the benefits of the portion of the Prepetition Contracts considered mutually beneficial and to evidence their agreement as to the issues surrounding the direct mail catalog business. To effect this agreement, Montgomery Ward has offered to assume certain of the Prepetition Contracts as amended in accordance with the terms of this Stipulation, subject to Bankruptcy Court approval.

                                A G R E E M E N T

    THEREFORE THE PARTIES HEREBY STIPULATE AND AGREE AS FOLLOWS:

          1. The Amended Operating Agreement is hereby assumed as modified in the Second Amended and Restated Operating Agreement attached as Exhibit A hereto (the "Second Amended Operating Agreement").

          2. The Amended and Restated Servicemark License Agreement is hereby assumed as modified in the form of Exhibit B hereto.

          3. The Credit Card License and Receivables Sale Agreement is hereby assumed as modified in the form of Exhibit C hereto.

          4. The Amended and Restated Warrant Agreement and Second Amended and Restated Warrant Agreement are hereby terminated.

          5. The Amended and Restated Registration Rights Agreement is hereby terminated as it relates to the rights and obligations of Montgomery Ward and ValueVision to each other.

          6.    The Pledge Agreement is hereby terminated.

          7. The 3,842,134 of New Warrants for the stock of ValueVision are hereby canceled. Montgomery Ward represents that none of these New Warrants have been exercised or transferred and that the original New Warrant certificates will be returned to ValueVision on the Effective Date. If Montgomery Ward is unable to return the Original New Warrants at said time by reason of their being lost, missing or destroyed, it shall in lieu of the original New
     Warrants indemnify ValueVision and deliver a surety bond or letter of credit acceptable to ValueVision and its legal counsel.

          8. Montgomery Ward shall transfer the Retained Settlements to ValueVision on the Effective Date.

          9. Notwithstanding anything herein to the contrary, ValueVision shall have an allowed prepetition claim in the amount of $1,755,315.73 by reason of prepetition amounts owing to it from Montgomery Ward for approved credit card applications and for advertising time that was purchased prepetition but not paid for. All post-petition obligations of Montgomery Ward under any of the assumed contracts shall be cured by payment of the past due amounts owing thereunder to ValueVision on the Effective Date.

          10. Montgomery Ward acknowledges (i) receipt from ValueVision of nonpublic information regarding ValueVision and (ii) that Montgomery Ward has been given access to full and complete information regarding ValueVision and such nonpublic information and utilized such access to its satisfaction to verify any information it may have sought relating to ValueVision and relevant to Montgomery Ward's investment decision. Montgomery Ward further agrees to keep such nonpublic information confidential in accordance with Section 10 of the Second Amended Operating Agreement. Both ValueVision and Montgomery Ward agree to obtain the other parties approval of all announcements regarding the transactions contemplated hereby, which approval will not be unreasonably withheld.

          11. Except for the claims of ValueVision and VVDM expressly reserved by this Stipulation and the post-petition and ongoing obligations of the parties with respect to the agreements assumed and modified in accordance with this Stipulation, Montgomery Ward and MWD on the one hand and ValueVision and VVDM on the other hand each hereby mutually release each of the other of and from all claims, known or unknown, contingent or liquidated, accrued or unaccrued, sounding in tort or contract arising or based upon facts occurring or omissions failing to occur prior to the date of this Stipulation. The scope of this mutual release shall include the respective officers, directors, affiliates, employees and agents of each respective organization. ValueVision and VVDM represent and warrant to Montgomery Ward and MWD that they own and have not assigned any of the claims to be released hereunder. Montgomery Ward and MWD represent and warrant to ValueVision and VVDM that they own and have not assigned any of the claims to be released hereunder.

          12. Notwithstanding anything herein to the contrary, ValueVision and VVDM shall retain all rights to enforce all of the provisions of the Prepetition Contracts for the period from the Petition Date through the Effective Date of this Stipulation and shall be entitled to administrative expense priority for Montgomery Ward's ongoing obligations thereunder. Without limitation of the foregoing, Montgomery Ward agrees to pay for all post-petition advertising and to make all credit card settlements with ValueVision and VVDM in accordance with the Prepetition Contracts and the Monogram Credit Agreement and agrees that all settlements received by Montgomery Ward from Monogram arising out of the sale of ValueVision or VVDM merchandise shall constitute the property of ValueVision and shall not constitute property of the bankruptcy estate.

          13. ValueVision and VVDM shall have the right to continue to use the Montgomery Ward servicemarks and the Montgomery Ward Direct servicemarks in accordance with the Second Amended and Restated Servicemark License Agreement. As set forth in said Second Amended and Restated Servicemark License Agreement, ValueVision and VVDM hereby agree that neither shall make any mailings or other solicitations for Television Home Shopping (other than to communicate to its Television Home Shopping customers that the Card can be obtained and/or used) or for Catalog Activities using the Montgomery Ward servicemark or the Montgomery Ward Direct servicemark after March 31, 1998, but they shall be authorized to use those servicemarks in connection with the consummation of sales and regular customer service activity after March 31, 1998 to the extent that it relates to mailings and solicitations made prior to March 31, 1998. VVDM shall discontinue accepting the Montgomery Ward credit card as means for payment in the catalog business after March 31, 1998 except for a reasonable time thereafter with respect to mailings made prior to March 31, 1998, provided that ValueVision shall retain the right to use the Montgomery Ward credit card in the Television Home Shopping business as defined in the Second Amended Operating Agreement. ValueVision shall also retain the right to solicit credit card applications on behalf of Montgomery Ward in accordance with the Second Amended Operating Agreement.

          14. ValueVision shall purchase and Montgomery Ward shall sell the Purchased Shares to ValueVision on the Effective Date for the sum of $4,864,000.

          15. The Effective Date of this Stipulation shall be the date of the entry of an order of the Bankruptcy Court authorizing the Debtor to enter into the Stipulation. In the event that approval of this Stipulation is contested, at the option of ValueVision this Agreement shall become effective only in the event that the Bankruptcy Court order authorizing the Debtor to enter into the Stipulation and the Agreements attached hereto have become a final, nonappealable order.

          16. Performance by Montgomery Ward of its obligations under this Stipulation and the assumed contracts shall satisfy the requirements of 11 U.S.C. Section 365(b).

          17. Subject to the provisions hereof, this Stipulation and the revised Agreements attached hereto shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, and without limitation shall be binding upon the bankruptcy estates of Montgomery Ward and to the extent relevant to its affiliated entities.

          18. This Stipulation and the assumed agreements described herein contain the entire agreement between the parties hereto with respect to the matters contained herein and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. This Stipulation is subject to Bankruptcy Court approval, which Montgomery Ward agrees to seek promptly.

          IN WITNESS WHEREOF the parties have executed this Stipulation.

                             MONTGOMERY WARD CO. & INCORPORATED


                             By: /s/ John Workman
                                ----------------------------------------------
                                     Its:  Executive Vice President
                                         -------------------------------------

                             MONTGOMERY WARD DIRECT, L.P.,
                               a Delaware Limited Partnership


                             By: /s/ John Workman
                                ----------------------------------------------
                                     Its: President, MW Direct General, Inc.
                                         -------------------------------------
                                          Its General Partner
                                          ------------------------------------


                             VALUEVISION INTERNATIONAL, INC.


                             By: /s/ Stuart R. Romenesko
                                ----------------------------------------------
                                     Its: SVP Finance and CFO
                                         -------------------------------------


                             VALUEVISION DIRECT MARKETING COMPANY,
                             INC.


                             By:  /s/ Stuart R. Romenesko
                                ----------------------------------------------
                                      Its: SVP Finance and CFO
                                          ------------------------------------